UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2007

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At its meeting on November 8, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of TriQuint Semiconductor, Inc. (the “Company”) approved a Change of Control Policy (the “Policy”) to provide a consistent change of control policy for all officers. All officers are eligible to participate in the Policy. If an officer has preexisting change of control benefits, the officer can choose between this Policy and the preexisting benefits. In general the Policy provides that if a change of control occurs and an eligible officer’s employment is terminated in the period beginning ninety (90) days prior to and ending twelve (12) months after the change of control, the officer will receive certain benefits, a summary of which are provided below.

•	Officer will receive continuation of base salary for twelve (12) months.

•	A payment equivalent to the officer’s target bonus for the previous twelve (12) months, will be made to officer in 26 installments at regular payroll intervals.

•	The Company will pay officer’s COBRA premiums for twelve (12) months.

•	An additional twelve (12) months of officer’s unvested options will immediately vest.

•	The time period for exercising officer’s vested options shall be extended from ninety (90) days to twelve (12) months following his or her termination.

A copy of the Policy is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Also, at its meeting on November 8, 2007, the Compensation Committee approved a new Management Incentive Plan (the “MIP”) to provide appropriate incentives to members of the Company’s senior management team. The Company expects its executive officers who are named in the Company’s Form 10-K to be participants in the Plan, except for Mr. DeBonis who is compensated under a sales incentive plan. The nominations occur as soon as practicable at the beginning of the year and remain effective during the entire year. Target payout will range from 0% to 75% of annual base salary for Mr. Quinsey and 0 to 50% of annual base salary for the remaining senior management team with two incentive periods. Highlights of the MIP are provided below.

•	Term of the MIP is one year.

•	The MIP has two incentive periods, one effective January 1 through June 30 and the second effective July 1 through December 31.

•	The targets will be set as soon as practicable at the beginning of each incentive period. The incentive achievement is determined after the end of each incentive period.

•	The MIP incentive payouts require achieving a certain minimum operating profit and return on invested capital targets during the incentive period.

•	Operating profit is based on the Company’s GAAP operating income, adjusted for certain one-time gains and/or charges (at the discretion of the Compensation Committee).

•	Return on invested capital is calculated as operating income divided by net assets excluding cash.

•	The MIP also includes a one percent (1%) penalty for each percent of discretionary spending at the VP level that exceeds the budget.

•	Incentive payouts are calculated as a percentage of regular wages paid during the incentive period.

•	Officers will not be eligible for profit share.

•	Officers must be in a regular, active employment status on the date of payment to receive the incentive payout.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Change of Control Policy by and between TriQuint Semiconductor, Inc. and officers of TriQuint Semiconductor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVE BUHALY
Steve Buhaly
Chief Financial Officer

Date: November 14, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Change of Control Policy by and between TriQuint Semiconductor, Inc. and officers of TriQuint Semiconductor, Inc.